UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 30, 2025

RED ROBIN GOURMET BURGERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-34851	84-1573084
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10000 E. Geddes Avenue, Suite 500 Englewood, Colorado	80112
(Address of principal executive offices)	(Zip Code)

(303) 846-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.001 par value	RRGB	Nasdaq (Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.02	Results of Operations and Financial Condition

On November 5, 2025, Red Robin Gourmet Burgers, Inc. issued a press release describing selected preliminary unaudited financial results for the third fiscal quarter of 2025. The preliminary results are subject to adjustment and finalization by the Company. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 2.02, including the information set forth in Exhibit 99.1, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any general incorporation language in such filing, except as shall be expressly set forth by specific reference in such filing.

ITEM 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Todd Wilson as Chief Financial Officer

On October 30, 2025, Todd Wilson notified the Company of his resignation as Chief Financial Officer of the Company, to be effective as of December 12, 2025. Mr. Wilson’s resignation is not because of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. Mr. Wilson will continue in his role and assist in the transition of his responsibilities until his departure from the Company. The Company has initiated a search to identify Mr. Wilson’s successor.

Appointment of Jesse Griffith as Chief Operations Officer

On October 30, 2025, the Company appointed Jesse Griffith to the position of Chief Operations Officer, effective immediately. Mr. Griffith, age 56, joined the Company in March 2023 as Senior Vice President, Operations. In this role, he has led day to day operations across the Company. Prior to joining the Company, Mr. Griffith served in operational leadership roles with Torchy’s Tacos, a fast-casual restaurant chain, including Vice President of Operations, from February 2020 to February 2023, and in operational leadership roles of increasing responsibility with California Pizza Kitchen, a casual dining restaurant chain, from August 2012 to February 2020.

There are no arrangements or understandings between Mr. Griffith and any other persons pursuant to which he was appointed as Chief Operations Officer, and no family relationships among any of the Company’s directors or executive officers and Mr. Griffith. Additionally, Mr. Griffith has no direct or indirect interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

In connection with Mr. Griffith’s appointment as Chief Operations Officer of the Company, Mr. Griffith and the Company entered into an employment agreement, dated November 3, 2025 (the “Employment Agreement”). The Employment Agreement provides for the following compensation: (i) an annual base salary of $425,000; (ii) eligibility to receive an annual bonus with a target of 65% of Mr. Griffith’s base salary, beginning in the Company’s 2025 fiscal year, prorated based on the number of days Mr. Griffith serves in the Chief Operations Officer role; and (iii) the opportunity to participate in the Company’s long-term incentive plan, with a target annual award value equal to 70% of Mr. Griffith’s base salary for the Company’s 2026 fiscal year. Mr. Griffith may also participate in the Company’s standard benefit plans, as may be amended from time to time, in which other executive officers are eligible to participate, and will be eligible to participate in the Company’s Executive Severance Plan, as described under the heading “Employment Agreements, Separation Arrangements, and Executive Severance Plan―Executive Severance Plan” in the Company’s Definitive Proxy Statement filed with the SEC on April 24, 2025, and which description is incorporated by reference herein. Mr. Griffith will be subject to customary restrictive covenants in the Employment Agreement, including nondisclosure of confidential information, nondisparagement, return of Company property, and, during employment and for the twelve months following termination of employment, non-competition and non-solicitation of employees, and non-interference with suppliers and business relations of the Company.

The foregoing summary does not purport to be a complete description and is qualified in its entirety by the Employment Agreement, which is filed as an exhibit to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, by and between Red Robin Gourmet Burgers, Inc. and Jesse Griffith, effective November 3, 2025
99.1	Red Robin Gourmet Burgers, Inc. Press Release dated November 5, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 5, 2025

RED ROBIN GOURMET BURGERS, INC.

By:	/s/ Sarah A. Mussetter
Name:	Sarah A. Mussetter
Title:	Chief Legal Officer